Exhibit 99.1

FOR IMMEDIATE RELEASE

November 13, 2012

Interline Brands Announces Third Quarter 2012 Sales and Earnings Results

Jacksonville, Fla. – November 13, 2012 - Interline Brands, Inc. (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products, reported sales and earnings for the fiscal quarter ended September 28, 2012(1).

Third Quarter 2012 Highlights:

•                  Sales increased 5.7%, driven by growth in facilities maintenance of 8.1%

•                  Adjusted EBITDA increased 9.9% to $37.5 million or 10.7% of sales

•                  Net debt(2) totaled $722.4 million

•                  During the quarter, affiliates of Goldman Sachs Capital Partners (“GS Capital Partners”) and P2 Capital Partners, LLC (“P2 Capital Partners” or “P2”) completed the acquisition of Interline

“I am very pleased with our performance this quarter as we realized additional traction in our growth initiatives and higher yields from our strategic investments.  We generated solid top-line growth driven by continued strength in our core facilities maintenance market, and we delivered an Adjusted EBITDA margin of nearly 11% for the quarter.

(1) To facilitate comparability with the prior year periods, the attached financial statements present combined Successor (September 8, 2012 to September 28, 2012) and Predecessor (June 30, 2012 to September 7, 2012) information for the three months ended September 28, 2012 and Successor (September 8, 2012 to September 28, 2012) and Predecessor (December 31, 2011 to September 7, 2012) information for the nine months ended September 28, 2012. We present the combined information to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis.  The combined presentation does not comply with accounting principles generally accepted in the United States of America, but we believe this combined presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the three- and nine-month periods ended September 28, 2012, compared to the three and nine month periods ended September 30, 2011, than a presentation of separate historical results for the Predecessor and Successor periods would provide.  See our Quarterly Report on Form 10-Q for a presentation of Predecessor and Successor financial statements.

(2) Net debt is comprised of long-term debt of $756.3 million plus $0.9 million of capital leases less cash and cash equivalents of $12.5 million and $22.3 million of unamortized fair value premium resulting from the acquisition of Interline.

We believe these results further underscore our value creation potential and strengthen our confidence in our ability to continue driving operating leverage over the long-term,” commented Michael J. Grebe, Chairman and Chief Executive Officer.

Mr. Grebe continued, “The third quarter also represented a very important period for our Company, as we completed our transition to a privately-held business.  We remain excited to have entered this new chapter in our Company’s history.  We look forward to maintaining the momentum we’ve generated and to further enhancing our long-term growth profile.  I’d like to take this time to recognize our dedicated associates for their hard work and continued efforts to building a better business that is positioned for long-term value creation.”

Third Quarter 2012 Results

Sales for the quarter ended September 28, 2012 were $350.3 million, a 5.7% increase compared to sales of $331.3 million in the comparable 2011 period.  On an organic basis, sales increased 5.2% for the quarter.  The facilities maintenance end-market, which comprised 78% of sales, increased 8.1% for the quarter, and 7.5% on an organic basis.  The professional contractor end-market, which comprised 13% of sales, decreased 0.6% for the quarter.  The specialty distributor end-market, which comprised 9% of sales, decreased 4.5% for the quarter.

Gross profit increased $5.0 million, or 4.1%, to $127.4 million for the third quarter of 2012, compared to $122.3 million for the third quarter of 2011.  As a percentage of sales, gross profit decreased 50 basis points to 36.4% compared to 36.9% for the third quarter of 2011.

Selling, general and administrative (“SG&A”) expenses for the third quarter of 2012 increased $1.9 million, or 2.1%, to $92.2 million from $90.3 million for the third quarter of 2011.  As a percentage of sales, SG&A expenses were 26.3% compared to 27.2% for the third quarter of 2011, a decrease of 90 basis points.

Operating loss of $26.8 million for the third quarter of 2012, compared to operating income of $26.2 million in the comparable 2011 period, was impacted by $54.6 million in merger-related expenses associated with the previously disclosed acquisition of Interline.  Excluding these items, Adjusted Operating Income increased 6.1% to $27.7 million.

Third quarter 2012 Adjusted EBITDA of $37.5 million, or 10.7% of sales, increased 9.9% compared to $34.1 million, or 10.3% of sales, in the third quarter of 2011.

Net loss for the third quarter of 2012 was $28.4 million compared to net income of $12.4 million in the comparable 2011 period.  Net loss for the third quarter of 2012 included a $54.6 million impact due to merger-related expenses associated with the previously disclosed acquisition of Interline and a related $2.2 million loss on the extinguishment of debt.

Kenneth D. Sweder, President and Chief Operating Officer commented, “During the third quarter, we maintained our focus on key growth initiatives, including expanding our national accounts program, offering larger product bundles to our institutional customers and adding incremental revenue from recent personnel investments.  Additionally, we were pleased to generate additional scale from our operating network at higher levels of growth.”

Operating Free Cash Flow and Leverage

Cash flow used in operating activities for the third quarter of 2012 was $12.9 million compared to cash flow provided by operating activities of $15.1 million for the third quarter of 2011.  Cash flow used in operating activities for the third quarter of 2012 included a $34.3 million cash impact due to merger-related expenses associated with the previously disclosed acquisition of Interline.  Third quarter 2012 Operating Free Cash Flow increased $8.8 million, or 43.6%, to $28.9 million compared to $20.1 million in the third quarter of 2011.

John A. Ebner, Chief Financial Officer, commented, “Our strong cash flows during the quarter permitted us to repay $11 million in debt and reduce our leverage.  Additionally, our capital structure and liquidity position remain strong, which allows us the flexibility to continue to invest and grow our business.”

Key capital structure highlights for the third quarter include:

•                  Quarter-end net-debt to last twelve months Further Adjusted EBITDA ratio of 5.8x

•                  Cash and cash equivalents of $12.5 million

•                  Excess availability under revolving credit facility of $156.1 million, net of $69.0 million in borrowings

Year-To-Date 2012 Results

Sales for the nine months ended September 28, 2012 were $998.7 million, a 5.5% increase over sales of $946.4 million in the comparable 2011 period.  On an organic basis, sales increased 5.0% for the nine months ended September 28, 2012.

Gross profit increased $14.6 million, or 4.2%, to $364.0 million for the nine months ended September 28, 2012, compared to $349.4 million in the prior year period.  As a percentage of sales, gross profit decreased to 36.5% from 36.9% in the comparable 2011 period.

SG&A expenses for the nine months ended September 28, 2012 were $275.7 million, or 27.6% of sales, compared to $266.6 million, or 28.2% of sales, for the nine months ended September 30, 2011.

Operating income of $11.5 million for the nine months ended September 28, 2012, compared to $65.3 million in the comparable 2011 period, was impacted by $56.7 million in merger-related expenses associated with the previously disclosed acquisition of Interline.  Excluding these items, Adjusted Operating Income increased to $68.3 million.

Adjusted EBITDA of $94.5 million, or 9.5% of sales, for the nine months ended September 28, 2012 increased 5.8% compared to $89.4 million, or 9.4% of sales, for the nine months ended September 30, 2011.

Net loss for the nine months ended September 28, 2012 was $11.9 million compared to net income of $29.1 million in the comparable 2011 period.  Net loss during the nine months ended September 28, 2012 included a $56.7 million impact from merger-related expenses associated with the previously disclosed acquisition of Interline and a related $2.2 million loss on extinguishment of debt.

Cash flow used in operating activities for the nine months ended September 28, 2012 was $4.4 million compared to cash flow generated of $43.1 million for the nine months ended September 30, 2011.  Cash flow used in operating activities and free cash flow for the nine months ended September 28, 2012 included a $36.5 million cash impact due to merger-related expenses associated with the previously disclosed acquisition of Interline.  Operating Free Cash Flow in the nine months ended September 28, 2012 was $47.8 million compared to Operating Free Cash Flow of $46.5 million in the comparable 2011 period.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides broad-line MRO products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June  29,

2012 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2011.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 28, 2012 AND DECEMBER 30, 2011

(in thousands, except share and per share data)

	September 28,	December 30,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$12,509	$97,099
Accounts receivable - trade (net of allowance for doubtful accounts of $22 and $6,457)	155,496	128,383
Inventories	218,905	221,225
Prepaid expenses and other current assets	27,048	26,285
Income taxes receivable	23,886	1,123
Deferred income taxes	15,094	16,738
Total current assets	452,938	490,853

Property and equipment, net	57,135	57,728
Goodwill	492,445	344,478
Other intangible assets, net	452,549	134,377
Other assets	9,462	9,022
Total assets	$1,464,529	$1,036,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$104,176	$109,438
Accrued expenses and other current liabilities	47,379	51,864
Accrued interest	13,553	2,933
Current portion of capital leases	554	669
Total current liabilities	165,662	164,904

Long-Term Liabilities:
Deferred income taxes	181,425	51,776
Long-term debt, net of current portion	756,311	300,000
Capital leases, net of current portion	340	726
Other liabilities	3,998	4,607
Total liabilities	1,107,736	522,013
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 authorized; none outstanding as of December 30, 2011 (Predecessor)	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,468,762.5373 issued and outstanding as of September 28, 2012 (Successor)	15	—
Common stock; $0.01 par value, 100,000,000 authorized; 33,558,842 issued and 31,596,615 outstanding as of December 30, 2011 (Predecessor)	—	335
Additional paid-in capital	381,533	599,923
Accumulated deficit	(24,714)	(59,150)
Accumulated other comprehensive (loss) income	(41)	1,688
Treasury stock, at cost, 1,962,227 as of December 30, 2011 (Predecessor)	—	(28,351)
Total stockholders’ equity	356,793	514,445
Total liabilities and stockholders’ equity	$1,464,529	$1,036,458

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011

Net sales	$350,250	$331,349	$998,653	$946,445
Cost of sales	222,895	209,008	634,634	597,029
Gross profit	127,355	122,341	364,019	349,416

Operating Expenses:
Selling, general and administrative expenses	92,191	90,253	275,680	266,592
Depreciation and amortization	7,415	5,926	20,074	17,531
Merger-related expenses	54,559	—	56,744	—
Total operating expenses	154,165	96,179	352,498	284,123
Operating (loss) income	(26,810)	26,162	11,521	65,293

Loss on extinguishment of debt	(2,214)	—	(2,214)	—
Interest expense	(8,588)	(6,138)	(20,690)	(18,327)
Interest and other income	639	399	1,651	1,188
(Loss) income before income taxes	(36,973)	20,423	(9,732)	48,154
Income tax (benefit) provision	(8,597)	8,041	2,158	19,033
Net (loss) income	$(28,376)	$12,382	$(11,890)	$29,121

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands)

	September 28,	September 30,
	2012	2011
Cash Flows from Operating Activities:
Net (loss) income	$(11,890)	$29,121
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	20,074	17,531
Amortization of deferred lease incentive obligation	(601)	(596)
Amortization of deferred debt financing costs	1,245	1,020
Amortization of OpCo Notes fair value adjustment	(189)	—
Loss on extinguishment of debt, net	2,214	—
Share-based compensation	22,182	4,425
Excess tax benefits from share-based compensation	(1,083)	(858)
Deferred income taxes	12,221	6,571
Provision for doubtful accounts	1,344	2,256
(Gain) loss on disposal of property and equipment	(126)	107
Other	(500)	(6)

Changes in assets and liabilities which provided (used) cash, net of businesses acquired:
Accounts receivable - trade	(27,858)	(25,690)
Inventories	(577)	(2,751)
Prepaid expenses and other current assets	(759)	4,406
Other assets	38	187
Accounts payable	(5,068)	614
Accrued expenses and other current liabilities	(772)	(3,952)
Accrued interest	7,482	5,521
Income taxes	(21,764)	5,394
Other liabilities	(35)	(238)
Net cash (used in) provided by operating activities	(4,422)	43,062
Cash Flows from Investing Activities:
Acquisition of Interline Brands, Inc.	(825,717)	—
Purchases of property and equipment, net	(13,260)	(15,036)
Proceeds from sales and maturities of short-term investments	—	100
Purchase of businesses, net of cash acquired	(3,278)	(9,695)
Net cash used in investing activities	(842,255)	(24,631)
Cash Flows from Financing Activities:
Proceeds from equity contributions, net	350,886	—
(Decrease) increase in purchase card payable, net	(1,021)	3,341
Proceeds from issuance of senior notes	365,000	—
Repayment of 8 1/8% senior subordinated notes	—	(13,358)
Proceeds from ABL Facility	80,000	—
Payments on ABL Facility	(11,000)	—
Payment of debt financing costs	(26,701)	(34)
Payments on capital lease obligations	(502)	(467)
Proceeds from stock options exercised	5,678	641
Excess tax benefits from share-based compensation	1,083	858
Purchases of treasury stock	(1,450)	(11,108)
Net cash provided by (used in) financing activities	761,973	(20,127)
Effect of exchange rate changes on cash and cash equivalents	114	(157)
Net decrease in cash and cash equivalents	(84,590)	(1,853)
Cash and cash equivalents at beginning of period	97,099	86,981
Cash and cash equivalents at end of period	$12,509	$85,128

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$11,663	$11,469
Income taxes, net of refunds	$8,156	$8,111

Schedule of Non-Cash Investing and Financing Activities:
Non-cash equity contribution from management and shareholders	$23,648	$—
Treasury stock acquired through liabilities	$—	$957
Property acquired through lease incentives	$—	$475
Adjustments to liabilities assumed and goodwill on business acquired	$—	$163
Contingent consideration associated with purchase of business	$300	$250

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND NINE MONTHS ENDED SEPTEMBER 28, 2012 AND SEPTEMBER 30, 2011

(in thousands, except per share data)

Daily Sales Calculations

	Three Months Ended			Nine Months Ended
	September 28,	September 30,		September 28,	September 30,
	2012	2011	% Variance	2012	2011	% Variance

Net sales	$350,250	$331,349	5.7%	$998,653	$946,445	5.5%
Less acquisitions:	(1,517)	—		(4,986)	—
Organic sales	$348,733	$331,349	5.2%	$993,667	$946,445	5.0%

Daily sales:
Shipping days	63	63		192	192
Average daily sales (1)	$5,560	$5,260	5.7%	$5,201	$4,929	5.5%
Average organic daily sales (2)	$5,535	$5,260	5.2%	$5,175	$4,929	5.0%

(1)         Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2)         Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

Adjusted Operating Income

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011

Operating (loss) income (GAAP)	$(26,810)	$26,162	$11,521	$65,293
Merger-related expenses:
Fees and expenses	36,299	—	38,484	—
Share-based compensation	18,260	—	18,260	—
Merger-related expenses	54,559	—	56,744	—
Adjusted Operating Income	$27,749	$26,162	$68,265	$65,293

Adjusted Operating Income differs from US GAAP operating income. We define Adjusted Operating Income as operarting (loss) income plus the fees and expenses related to the merger and the accelerated share-based compensation resulting from the merger. Adjusted Operating Income is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the overall operating performance of our business and to compare our operating performance with prior periods. Adjusted Operating Income excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted Operating Income as a useful alternative to net income as indicators of our operating performance compared to the Company’s plan. However, Adjusted Operating Income is not a measure of financial performance under US GAAP. Accordingly, Adjusted Operating Income should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with US GAAP, such as gross margin, operating (loss) income, net (loss) income, cash flows (used in) provided by operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP. While we believe that some of the items excluded from Adjusted Operating Icome are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted Operating Income as an operating performance measure in conjunction with US GAAP measures, such as gross margin, operating (loss) income, net (loss) income, cash flows (used in) provided by operating, investing and financing activities or other income or cash flow statement data prepared in accordance with US GAAP.

EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA

	Three Months Ended		Nine Months Ended		Last Twelve Months Ended
	September 28,	September 30,	September 28,	September 30,	September 28,
	2012	2011	2012	2011	2012

EBITDA
Net (loss) income (GAAP)	$(28,376)	$12,382	$(11,890)	$29,121	$(3,337)
Interest expense, net	8,577	6,130	20,668	18,308	26,687
Income tax (benefit) provision	(8,597)	8,041	2,158	19,033	6,962
Depreciation and amortization	7,415	5,926	20,074	17,531	26,282
EBITDA	(20,981)	32,479	31,010	83,993	56,594

EBITDA Adjustments
Merger related expenses	54,559	—	56,744	—	56,744
Share-based compensation	1,254	1,594	3,922	4,425	5,432
Loss on extinguishment of debt	2,214	—	2,214	—	2,214
Distribution center closings and restructuring costs	288	63	396	769	981
Acquisition-related costs, net	193	4	263	180	677
Adjusted EBITDA	$37,527	$34,140	$94,549	$89,367	122,642
Adjusted EBITDA margin	10.7%	10.3%	9.5%	9.4%	9.4%

Adjusted EBITDA Adjustments
Public company costs					994
Full-year impact of acquisitions					819
Further Adjusted EBITDA					$124,455

We define EBITDA as net income adjusted to exclude interest expense, net of interest income;  provision for income taxes; and depreciation and amortization.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility; distribution center closings and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; and acquisition-related costs, which includes our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs.

Further Adjusted EBITDA is defined as Adjusted EBITDA further adjusted to exclude equity-related public company costs, which are comprised of certain board of director fees and travel expenses, filing, listing, transfer agent, equity administration, proxy services and annual meeting of stockholder fees and estimated expenses associated with investor relations such as consultants and travel that we believe we will not need to incur after the Merger; and include the estimated Adjusted EBITDA impact of the acquisition of Pyramid II Janitorial Supplies and Equipment, Inc. as if we had acquired it on January 1, 2011, which is comprised of its estimated EBITDA for the nine-month period ended June 30, 2012 and the actual EBITDA for the three-months ended September 28, 2012 plus first year synergies expected to be attained upon full integration.

EBITDA, Adjusted EBITDA and Further Adjusted EBITDA differ from Consolidated EBITDA per our asset-based credit facility agreement for purposes of determining our net leverage ratio and EBITDA as defined in our indentures. We believe EBITDA, Adjusted EBITDA and Further Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. We continuously manage and monitor our capital structure, tax position and capital spending to ensure that they are appropriate. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA, Adjusted EBITDA and Further Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA, Adjusted EBITDA and Further Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income.

Operating Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2012	2011	2012	2011

Adjusted EBITDA	$37,527	$34,140	$94,549	$89,367

Change in net working capital items:
Accounts receivable	(7,394)	(3,474)	(27,858)	(25,690)
Inventory	1,676	2,026	(577)	(2,751)
Accounts payable	2,697	(8,066)	(5,068)	614
(Increase) Decrease in net working capital	(3,021)	(9,514)	(33,503)	(27,827)

Less capital expenditures	(5,590)	(4,493)	(13,260)	(15,036)
Operating free cash flow	$28,916	$20,133	$47,786	$46,504

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventory and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.